Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
ir@zillowgroup.com	press@zillow.com
ZILLOW GROUP FIRST QUARTER 2018 REVENUE INCREASED 22% YEAR-OVER-YEAR

•	Premier Agent Revenue increased 22% year-over-year to $213.7 million.

•	More than 175 million average monthly unique users accessed Zillow Group brands’ mobile apps and websites.

•	Visits to Zillow Group brands’ mobile apps and websites, including Zillow, Trulia, StreetEasy and RealEstate.com, increased 15% year-over-year to nearly 1.8 billion.

SEATTLE - May 7, 2018 - Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and the web, today announced its consolidated financial results for the three months ended March 31, 2018.
“Zillow Group had a great start to 2018 and we are already executing well on our strategic priorities for the year,” said Zillow Group CEO Spencer Rascoff. “First quarter 2018 revenue growth was driven by strength in the Premier Agent, Rentals and New Construction marketplaces. This year, we are taking our business beyond lead generation by creating better experiences for consumers and further strengthening our partnerships with real estate professionals. Our opportunity is expanding with the introduction of innovative products and services, like Zillow Instant Offers, that provide end-to-end solutions for consumers and will generate more home-related transactions across our platforms. It will be an exciting year as we begin the next phase of Zillow Group’s growth.”

First Quarter 2018 Financial Highlights
The following table sets forth our financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended March 31,		2017 to 2018 % Change
	2018	2017
Revenue:
Premier Agent	$213,732	$175,301	22%
Rentals	29,063	21,545	35%
Mortgages	19,023	20,270	(6)%
Other (1)	38,061	28,659	33%
Total revenue	$299,879	$245,775	22%
Other Financial Data:
Net loss	$(18,591)	$(4,606)
Adjusted EBITDA (2)	$46,310	$54,799
Percentage of Revenue:
Net loss	(6)%	(2)%
Adjusted EBITDA	15%	22%
(1) Other Revenue primarily includes revenue generated by new construction and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals.

(2) See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented.

First Quarter 2018 Operating and Business Highlights

•	More than 175 million average monthly unique users accessed Zillow Group brands’ mobile apps and websites during the first quarter of 2018, an increase of 5% year-over-year.

•
Visits to Zillow Group brands’ mobile apps and websites Zillow®, Trulia®, StreetEasy® (included as of March 2017) and RealEstate.com (included as of June 2017) increased 15% year-over-year to nearly 1.8 billion. Premier Agent revenue per visit increased 6% to $0.121 from $0.114 in the same period last year.

•	The number of Premier Agent® accounts, including accounts of brokerages and other teams, spending more than $5,000 per month grew by 58% year-over-year and increased 58% on a total dollar basis.

•	Total sales to Premier Agents, including brokerages and other teams, who have been customers for more than one year increased 38% year-over-year.

•	Sales to existing Premier Agents, including brokerages and other teams, accounted for 70% of total bookings.

Business Outlook - Second Quarter and Full Year 2018
In the second quarter of 2018, Zillow Group expects to begin reporting financial results for its two reportable segments: the Internet, Media & Technology (“IMT”) segment and the Homes segment. The IMT segment will include the financial results for the Premier Agent, Rentals, Mortgages and new construction marketplaces, dotloop, and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals. The Homes segment will include the financial results from Zillow Group’s buying and selling of homes directly, which Zillow Group announced in April 2018.
The following tables present Zillow Group’s business outlook for the periods presented (in millions, unaudited):

Zillow Group Outlook as of May 7, 2018	Three Months Ending June 30, 2018
	IMT Segment	Homes Segment	Consolidated
Total revenue	$322 to $327	$0	$322 to $327
Premier Agent revenue	$228 to $230		$228 to $230
Rentals revenue	$34 to $35		$34 to $35
Mortgages revenue	$18 to $19		$18 to $19
Other revenue	$42 to $43		$42 to $43
Adjusted EBITDA*	$57 to $62	$(8) to $(5)	$49 to $57
Weighted average shares outstanding — basic			193.0 to 195.0
Weighted average shares outstanding — diluted			202.5 to 204.5
Year Ending December 31, 2018
	IMT Segment	Homes Segment	Consolidated
Total revenue	$1,308 to $1,323	$125 to $255	$1,433 to $1,578
Premier Agent revenue	$917 to $927		$917 to $927
Rentals revenue	$144 to $146		$144 to $146
Mortgages revenue	$76 to $77		$76 to $77
Other revenue	$171 to $173		$171 to $173
Adjusted EBITDA*	$295 to $310	$(35) to $(25)	$260 to $285
Weighted average shares outstanding — basic			194.0 to 196.0
Weighted average shares outstanding — diluted			203.5 to 205.5

In addition, Zillow Group expects to hold 300 to 1,000 homes in inventory as related to the Homes segment as of December 31, 2018.
* Zillow Group has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization expense from new acquisitions; impairments of assets; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. For more information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” below.

Conference Call and Webcast Information
Zillow Group CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks, which will not be read during the live call, will be made available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.
Zillow Group’s management will answer questions submitted via Slido, in addition to answering questions from dialed-in participants, during the live conference call. Questions may be submitted at www.slido.com using the event code #ZEarnings.
A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2018. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to compete successfully against existing or future competitors; Zillow Group’s investment of resources to pursue strategies that may not prove effective; the impact of the real estate industry on Zillow Group’s business; the impact of pending litigation and other legal and regulatory matters; Zillow Group’s ability to increase awareness of the Zillow Group brands in a cost-effective manner; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA (including forecasted Adjusted EBITDA) and non-GAAP net income per share, which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net income, adjusted, to net loss, as reported on a GAAP basis, and the calculations of non-GAAP net income per share - basic and diluted, within this earnings release.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

▪	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

▪	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

▪
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

▪	Adjusted EBITDA does not reflect acquisition-related costs;

▪	Adjusted EBITDA does not reflect interest expense or other income;

▪	Adjusted EBITDA does not reflect income taxes; and

▪	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.
Our presentation of non-GAAP net income per share excludes the impact of share-based compensation expense, acquisition-related costs and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group
Zillow Group (NASDAQ: Z) (NASDAQ: ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web which focus on all stages of the home lifecycle: renting, buying, selling and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with great real estate professionals. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads®, Naked Apartments®, RealEstate.com and Out East®. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate professionals maximize business opportunities and connect with millions of consumers. The Zillow Instant Offers™ marketplace provides homeowners with the opportunity to receive offers from buyers, including Zillow in some metropolitan areas. When Zillow buys a home, it will make necessary updates and list the home for resale on the open market. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. The company is headquartered in Seattle.
Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads, Out East and New Home Feed are registered trademarks of Zillow, Inc. Zillow Instant Offers is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC.

(ZFIN)

Reported Consolidated Results

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$397,393	$352,095
Short-term investments	425,593	410,444
Accounts receivable, net	54,558	54,396
Prepaid expenses and other current assets	44,703	24,590
Total current assets	922,247	841,525
Contract cost assets	42,465	—
Property and equipment, net	114,828	112,271
Goodwill	1,931,076	1,931,076
Intangible assets, net	307,919	319,711
Other assets	25,602	25,934
Total assets	$3,344,137	$3,230,517
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,194	$3,587
Accrued expenses and other current liabilities	55,034	61,373
Accrued compensation and benefits	22,746	19,109
Deferred revenue	35,297	31,918
Deferred rent, current portion	2,426	2,400
Total current liabilities	120,697	118,387
Deferred rent, net of current portion	18,214	21,330
Long-term debt	389,624	385,416
Deferred tax liabilities and other long-term liabilities	47,161	44,561
Total liabilities	575,696	569,694
Shareholders’ equity:
Class A common stock	6	6
Class B common stock	1	1
Class C capital stock	13	13
Additional paid-in capital	3,340,387	3,254,146
Accumulated other comprehensive loss	(1,454)	(1,100)
Accumulated deficit	(570,512)	(592,243)
Total shareholders’ equity	2,768,441	2,660,823
Total liabilities and shareholders’ equity	$3,344,137	$3,230,517

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenue	$299,879	$245,775
Costs and expenses:
Cost of revenue (exclusive of amortization) (1) (2)	23,919	20,232
Sales and marketing (2)	137,291	105,940
Technology and development (2)	93,933	72,868
General and administrative (2)	56,073	45,466
Acquisition-related costs	27	105
Total costs and expenses	311,243	244,611
Income (loss) from operations	(11,364)	1,164
Other income	2,446	953
Interest expense	(7,073)	(6,723)
Loss before income taxes	(15,991)	(4,606)
Income tax expense	(2,600)	—
Net loss	$(18,591)	$(4,606)
Net loss per share — basic and diluted	$(0.10)	$(0.03)
Weighted-average shares outstanding — basic and diluted	191,464	183,158
_____________________
(1) Amortization of website development costs and intangible assets included in technology and development	$22,549	$23,261
(2) Includes share-based compensation expense as follows:
Cost of revenue	$955	$903
Sales and marketing	5,162	5,530
Technology and development	11,542	8,491
General and administrative	13,082	11,471
Total	$30,741	$26,395
Other Financial Data:
Adjusted EBITDA (3)	$46,310	$54,799
(3) See above for more information regarding our presentation of Adjusted EBITDA. See below for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net loss	$(18,591)	$(4,606)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,906	27,135
Share-based compensation expense	30,741	26,395
Amortization of contract cost assets	9,296	—
Amortization of discount and issuance costs on 2021 Notes	4,708	4,353
Deferred income taxes	2,600	—
Loss on disposal of property and equipment	1,803	999
Bad debt expense	(267)	718
Deferred rent	(3,090)	190
Amortization of bond premium	(137)	223
Changes in operating assets and liabilities:
Accounts receivable	105	(2,059)
Prepaid expenses and other assets	(19,923)	4,737
Contract cost assets	(11,440)	—
Accounts payable	1,672	53
Accrued expenses and other current liabilities	(6,747)	4,683
Accrued compensation and benefits	3,637	2,539
Deferred revenue	3,379	1,598
Net cash provided by operating activities	24,652	66,958
Investing activities
Proceeds from maturities of investments	61,386	49,107
Purchases of investments	(76,729)	(84,008)
Purchases of property and equipment	(15,791)	(14,163)
Purchases of intangible assets	(1,098)	(5,308)
Proceeds from divestiture of a business	—	579
Cash paid for acquisition, net	—	(6,002)
Net cash used in investing activities	(32,232)	(59,795)
Financing activities
Proceeds from exercise of stock options	52,906	11,006
Value of equity awards withheld for tax liability	(28)	(237)
Net cash provided by financing activities	52,878	10,769
Net increase in cash and cash equivalents during period	45,298	17,932
Cash and cash equivalents at beginning of period	352,095	243,592
Cash and cash equivalents at end of period	$397,393	$261,524
Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$2,120	$2,868
Write-off of fully depreciated property and equipment	$7,379	$3,446
Write-off of fully amortized intangible assets	$10,687	$5,280

Adjusted EBITDA
The following table sets forth a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2018	2017
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(18,591)	$(4,606)
Other income	(2,446)	(953)
Depreciation and amortization expense	26,906	27,135
Share-based compensation expense	30,741	26,395
Acquisition-related costs	27	105
Interest expense	7,073	6,723
Income tax expense	2,600	—
Adjusted EBITDA	$46,310	$54,799

Non-GAAP Net Income per Share
The following table sets forth a reconciliation of net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended March 31,
	2018	2017
Net loss, as reported	$(18,591)	$(4,606)
Share-based compensation expense	30,741	26,395
Acquisition-related costs	27	105
Income tax expense	2,600	—
Net income, adjusted	$14,777	$21,894
Non-GAAP net income per share — basic	$0.08	$0.12
Non-GAAP net income per share — diluted	$0.07	$0.11
Weighted-average shares outstanding — basic	191,464	183,158
Weighted-average shares outstanding — diluted	201,096	191,290

Select Historical Rentals Revenue
Zillow Group began presenting Rentals Revenue as a separate revenue category with quarterly reporting for the three months ended March 31, 2018. The following table sets forth select historical Rentals Revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Rentals revenue	$21,545	$23,710	$28,438	$28,851

Key Metrics
The following table sets forth our key metrics for each of the periods presented:

	Three Months Ended March 31,		2017 to 2018 % Change
	2018	2017
	(in millions)
Average Monthly Unique Users (1)	175.5	166.6	5%
Visits (2)	1,764.8	1,533.0	15%

(1)	Zillow, StreetEasy, HotPads, Naked Apartments and RealEstate.com (as of June 2017) measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

(2)
Visits includes visits to the Zillow, Trulia, StreetEasy (as of March 2017) and RealEstate.com (as of June 2017) mobile apps and websites. We measure Zillow, StreetEasy and RealEstate.com visits with Google Analytics and Trulia visits with Adobe Analytics.